Exhibit 99

Raytheon Technologies Reports
Second Quarter 2020 Results

Accelerated cost reduction and cash conservation actions

•Sales of $14.1 billion
•Adjusted sales of $14.3 billion
•GAAP EPS from continuing operations of a loss of $2.56 and included $2.96 of net significant and/or non-recurring charges and acquisition accounting adjustments
•Adjusted EPS of $0.40
•Operating cash flow from continuing operations of $210 million
•Free cash flow of an outflow of $248 million
•Achieved ~$600 million of cost reduction and ~$1 billion of cash conservation actions
•Combined book-to-bill ratio of 1.20 at RIS and RMD segments

WALTHAM, Mass., July 28, 2020 – Raytheon Technologies Corporation (NYSE: RTX) reported second quarter 2020 results.

“During the quarter, we continued to deliver good performance in our defense business, while we saw challenges in commercial aerospace as expected,” said Raytheon Technologies CEO Greg Hayes. “Looking ahead, we expect the pressures in commercial aerospace to persist as OEM production levels and aftermarket activity remain low. As a result, we are taking difficult but necessary actions to strengthen the business, including achieving the previously announced cost and cash savings this year. At the same time, we continue to deliver cost synergies from the Rockwell Collins acquisition and the Raytheon merger.”

Hayes continued, “I’m proud of what our team has accomplished in support of our customers, suppliers, and communities during this difficult time. Our balance sheet remains strong and the resiliency of our defense business will help us weather this storm as we continue to capitalize on growth opportunities supported by our record backlog. I am confident that our balanced portfolio and advanced technologies will position us for long-term value creation as the global economy recovers.”

Raytheon Technologies reported second quarter sales of $14.1 billion and adjusted sales of $14.3 billion. GAAP EPS from continuing operations was a loss of $2.56 and included $2.96 of net significant and/or non-recurring charges and acquisition accounting adjustments, where $2.34 was related to charges due to the current economic environment primarily driven by the COVID-19 pandemic. Of the $2.34, $2.13 was related to an impairment of Collins Aerospace goodwill and intangibles. Other adjustments included $0.28 for acquisition accounting adjustments primarily related to intangible amortization and $0.21 for restructuring. Adjusted EPS was $0.40.

The company recorded a net loss from continuing operations in the second quarter of $3.8 billion, and included $4.4 billion of net significant and/or nonrecurring charges and acquisition accounting adjustments. Adjusted net income was $598 million. Operating cash flow from continuing operations in the second quarter was $210 million and better than expected primarily due to the timing of collections and execution on cash conservation actions. Capital expenditures were $458 million, resulting in a free cash outflow of $248 million. Free cash flow included $165 million of merger costs and restructuring.

See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

Summary Financial Results – Continuing Operations

($ in millions, except EPS)	2nd Quarter 2020
Reported
Sales	$14,061
Net Income	$(3,844)
EPS	$(2.56)

Adjusted
Sales	$14,277
Net Income	$598
EPS	$0.40

Operating Cash Flow from Continuing Operations	$210
Free Cash Flow	$(248)

Note: Q2 2020 results include the legacy Raytheon business since the merger date of April 3, 2020. Reported and adjusted numbers do not include the legacy Raytheon business pre-merger stub period from March 30, 2020 to April 2, 2020 which had an estimated $400M of sales, $40M of net income, and $100M of operating cash flow.

Bookings and Orders
Backlog at the end of the second quarter was $158.7 billion, of which $85.6 billion was from commercial aerospace and a record $73.1 billion was from defense.

Notable defense bookings during the quarter included:
•$2.3 billion on the Army Navy/Transportable Radar Surveillance-Model 2 (AN/TPY-2) radar program for the Kingdom of Saudi Arabia (KSA) at Raytheon Missiles & Defense (RMD)
•$1.4 billion on a number of classified programs at Raytheon Intelligence & Space (RIS)
•$299 million for Standard Missile-3 (SM-3®) for the Missile Defense Agency (MDA) and an international customer at RMD

In addition, during the quarter RMD was selected by the U.S. Air Force to develop the Long-Range Standoff Weapon (LRSO).

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD). In connection with the merger, the company revised its segment presentation. Prior periods have been revised to reflect the current presentation. Refer to the accompanying tables for further details.

Collins Aerospace

	2nd Quarter			Six Months
($ in millions )	2020	2019	% Change	2020	2019	% Change
Reported
Sales	$4,202	$6,576	(36)%	$10,640	$13,089	(19)%
Operating Profit	$(317)	$1,276	(125)%	$929	$2,240	(59)%
ROS	(7.5)%	19.4%		8.7%	17.1%

Adjusted
Sales	$4,298	$6,576	(35)%	$10,758	$13,089	(18)%
Operating Profit	$24	$1,293	(98)%	$1,308	$2,502	(48)%
ROS	0.6%	19.7%		12.2%	19.1%

Note: Prior periods have been revised to reflect the current segment presentation which excludes acquisition accounting adjustments and includes additional corporate expense allocations.

Collins Aerospace had second quarter 2020 adjusted sales of $4,298 million, down 35 percent versus the prior year. Commercial OE was down 53 percent and commercial aftermarket was down 48 percent, while military was up 10 percent. The decrease in commercial sales was driven primarily by the current economic environment which has resulted in lower flight hours, aircraft fleet utilization and commercial OEM deliveries, which was slightly offset by F-35 and defense development program growth.

Collins Aerospace recorded adjusted operating profit of $24 million in the quarter, down 98 percent versus the prior year. The decrease in adjusted operating profit was driven by lower commercial aerospace OEM and aftermarket sales volume that was slightly offset by gross margin drop through on higher military volume.

Pratt & Whitney

	2nd Quarter			Six Months
($ in millions )	2020	2019	% Change	2020	2019	% Change
Reported
Sales	$3,487	$5,154	(32)%	$8,840	$9,972	(11)%
Operating Profit	$(457)	$449	(202)%	$18	$927	(98)%
ROS	(13.1)%	8.7%		0.2%	9.3%

Adjusted
Sales	$3,607	$5,154	(30)%	$8,938	$9,972	(10)%
Operating Profit	$(151)	$452	(133)%	$364	$944	(61)%
ROS	(4.2)%	8.8%		4.1%	9.5%

Note: Prior periods have been revised to reflect the current segment presentation which excludes acquisition accounting adjustments and includes additional corporate expense allocations.

Pratt & Whitney had second quarter 2020 adjusted sales of $3,607 million, down 30 percent versus the prior year. Commercial OE was down 42 percent and commercial aftermarket was down 51 percent, while military was up 11 percent. The decrease in commercial sales was primarily due to a significant reduction in shop visits and related spare part sales and commercial engine deliveries principally driven by the current economic environment, which was slightly offset by F135 production volume and aftermarket growth on multiple fighter jet platforms.

Pratt & Whitney recorded an adjusted operating loss of $151 million in the quarter, down 133 percent versus the prior year. The decrease in adjusted operating profit was primarily driven by lower commercial aftermarket sales volume and unfavorable mix.

Raytheon Intelligence & Space

	2nd Quarter	Six Months
($ in millions)	2020	2020
Reported
Sales	$3,314	$3,314
Operating Profit	$311	$311
ROS	9.4%	9.4%

Adjusted
Sales	$3,314	$3,314
Operating Profit	$311	$311
ROS	9.4%	9.4%

Note: Q2 2020 reported and adjusted results include RIS since the merger date of April 3, 2020. Reported and adjusted numbers do not include RIS pre-merger stub period from March 30, 2020 to April 2, 2020 which had an estimated $200M of sales and $20M of operating profit.

RIS had second quarter adjusted sales of $3,314 million and recorded $311 million of adjusted operating profit in the quarter.

Raytheon Missiles & Defense

	2nd Quarter	Six Months
($ in millions)	2020	2020
Reported
Sales	$3,590	$3,590
Operating Profit	$397	$397
ROS	11.1%	11.1%

Adjusted
Sales	$3,590	$3,590
Operating Profit	$397	$397
ROS	11.1%	11.1%

Note: Q2 2020 reported and adjusted results include RMD since the merger date of April 3, 2020. Reported and adjusted numbers do not include RMD pre-merger stub period from March 30, 2020 to April 2, 2020 which had an estimated $200M of sales and $25M of operating profit.

RMD had second quarter adjusted sales of $3,590 million and recorded $397 million of adjusted operating profit in the quarter.

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. With 195,000 employees and four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the

company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics. The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Conference Call on the Second Quarter 2020 Financial Results
Raytheon Technologies’ financial results conference call will be held on Tuesday, July 28, 2020 at 8:30 a.m. ET. The dial-in number for the conference call will be (866) 219-7829 in the U.S. or (478) 205-0667 outside of the U.S. The passcode is 4609655. The conference call will also be audiocast on the Internet at www.rtx.com/investors. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Use and Definitions of Non-GAAP Financial Measures
Raytheon Technologies Corporation’s (“RTC”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss), adjusted net income, adjusted earnings per share (“EPS”), adjusted diluted weighted average shares outstanding, and the adjusted effective tax rate are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit (loss) represents income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted diluted weighted average shares outstanding represents diluted weighted average shares outstanding (a GAAP measure), including stock awards which were anti-dilutive during the quarter and six months ended June 30, 2020 as a result of the net loss from operations. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding the tax effect of restructuring costs, acquisition accounting adjustments and other significant items. For the Business segments, when applicable, adjustments of net sales similarly reflect continuing operations excluding other significant items, and adjustments of operating profit and margins similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and other significant items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTC's common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Raytheon Technologies Corporation’s (“RTC”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of United Technologies Corporation’s (“UTC”) Rockwell Collins acquisition, the merger between UTC and Raytheon Company (“Raytheon”, and such merger, the “merger”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the separation transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which RTC operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, and the impact of pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand and distribution capabilities as the COVID-19 outbreak continues and results in an increasingly prolonged period of disruption to air travel and commercial activities generally, and significant restrictions and limitations on businesses, particularly within the aerospace and commercial airlines industries) aviation safety concerns, weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things the integration of UTC’s and Raytheon’s businesses or the integration of RTC with other businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) RTC’s levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by RTC of its common stock, which have been suspended through the end of the calendar year and may continue to be suspended, or discontinued or delayed, at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract awards and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which RTC and its businesses operate, including the effect of changes in U.S. trade policies or the U.K.’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which RTC and its businesses operate; (17) the possibility that the anticipated benefits from the combination of UTC’s and Raytheon’s businesses (including ongoing integration activities from historic UTC and Raytheon acquisitions prior to the merger) cannot be realized in full or at all or may take longer to realize than expected, or the possibility that costs or difficulties related to the integration of UTC’s businesses with Raytheon’s will be greater than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (18) the ability of RTC to retain and hire key personnel and the ability of our personnel to continue to operate our facilities and businesses around the world in light of, among other factors, the COVID-19 outbreak; (19) the expected benefits to RTC of the separation transactions; (20) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes; and (21) the risk that dissynergy costs incurred in connection with the separation transactions will exceed legacy UTC’s or legacy Raytheon’s estimates. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTC, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTC-IR
# # #

Raytheon Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2020	2019(1)	2020(1)	2019(1)
Net Sales	$14,061	$11,329	$25,421	$22,282
Costs and Expenses:
Cost of sales	12,214	8,554	20,786	16,973
Research and development	695	605	1,230	1,192
Selling, general and administrative	1,811	902	2,788	1,770
Total Costs and Expenses	14,720	10,061	24,804	19,935
Goodwill impairment	(3,183)	—	(3,183)	—
Other (expense) income, net	82	118	101	181
Operating profit	(3,760)	1,386	(2,465)	2,528
Non-service pension (benefit)	(237)	(200)	(405)	(392)
Interest expense, net	335	352	667	772
Income (loss) from continuing operations before income taxes	(3,858)	1,234	(2,727)	2,148
Income tax expense (benefit)	(38)	6	601	159
Net income (loss) from continuing operations	(3,820)	1,228	(3,328)	1,989
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	24	45	78	94
Income (loss) from continuing operations attributable to common shareowners	(3,844)	1,183	(3,406)	1,895
Discontinued operations:
Income (loss) from discontinued operations	(56)	1,206	(232)	2,114
Income tax expense (benefit) from discontinued operations	(65)	435	237	679
Income (loss) from discontinued operations	9	771	(469)	1,435
Less: Noncontrolling interest in subsidiaries' earnings from discontinued operations	—	54	43	84
Income (loss) from discontinued operations attributable to common shareowners	9	717	(512)	1,351
Net (loss) income attributable to common shareowners	$(3,835)	$1,900	$(3,918)	$3,246

(Loss) Earnings Per Share attributable to common shareowners - Basic:
Income (loss) from continuing operations attributable to common shareowners	$(2.56)	$1.38	$(2.78)	$2.22
Income (loss) from discontinued operations	0.01	0.84	(0.42)	1.58
Net income (loss) attributable to common shareowners	$(2.55)	$2.22	$(3.20)	$3.80
(Loss) Earnings Per Share attributable to common shareowners - Diluted:
Income (loss) from continuing operations attributable to common shareowners	$(2.56)	$1.37	$(2.78)	$2.20
Income (loss) from discontinued operations	0.01	0.83	(0.42)	1.56
Net income (loss) attributable to common shareowners	$(2.55)	$2.20	$(3.20)	$3.76

Weighted Average Shares Outstanding:
Basic shares	1,501.3	854.4	1,225.4	853.8
Diluted shares	1,501.3	863.7	1,225.4	862.3
(1) As a result of the Separation Transactions and the Distributions we have reclassified certain prior year amounts for the reclassification of the historical Otis and Carrier results to discontinued operations.

Raytheon Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended				Six Months Ended
	(Unaudited)				(Unaudited)
	June 30, 2020		June 30, 2019(1)		June 30, 2020(1)		June 30, 2019(1)
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace Systems	$4,202	$4,298	$6,576	$6,576	$10,640	$10,758	$13,089	$13,089
Pratt & Whitney	3,487	3,607	5,154	5,154	8,840	8,938	9,972	9,972
Raytheon Intelligence & Space	3,314	3,314	—	—	3,314	3,314	—	—
Raytheon Missiles & Defense	3,590	3,590	—	—	3,590	3,590	—	—
Total segment	14,593	14,809	11,730	11,730	26,384	26,600	23,061	23,061
Eliminations and other	(532)	(532)	(401)	(401)	(963)	(963)	(779)	(779)
Consolidated	$14,061	$14,277	$11,329	$11,329	$25,421	$25,637	$22,282	$22,282

Operating Profit
Collins Aerospace Systems	$(317)	$24	$1,276	$1,293	$929	$1,308	$2,240	$2,502
Pratt & Whitney	(457)	(151)	449	452	18	364	927	944
Raytheon Intelligence & Space	311	311	—	—	311	311	—	—
Raytheon Missiles & Defense	397	397	—	—	397	397	—	—
Total segment	(66)	581	1,725	1,745	1,655	2,380	3,167	3,446
Eliminations and other	(28)	(28)	(42)	(42)	(53)	(53)	(69)	(69)
Corporate expenses and other unallocated items	(277)	(24)	(87)	(50)	(407)	(123)	(133)	(86)
FAS/CAS operating adjustment	356	356	—	—	356	356	—	—
Acquisition accounting adjustments	(3,745)	—	(210)	—	(4,016)	—	(437)	—
Consolidated	$(3,760)	$885	$1,386	$1,653	$(2,465)	$2,560	$2,528	$3,291

Segment Operating Profit Margin
Collins Aerospace Systems	(7.5)%	0.6%	19.4%	19.7%	8.7%	12.2%	17.1%	19.1%
Pratt & Whitney	(13.1)%	(4.2)%	8.7%	8.8%	0.2%	4.1%	9.3%	9.5%
Raytheon Intelligence & Space	9.4%	9.4%	NM	NM	9.4%	9.4%	NM	NM
Raytheon Missiles & Defense	11.1%	11.1%	NM	NM	11.1%	11.1%	NM	NM
Total segment	(0.5)%	3.9%	14.7%	14.9%	6.3%	8.9%	13.7%	14.9%
(1) Legacy UTC segments have been recast for 2019 and first quarter 2020 as a result of the Separation Transactions, the Distributions and the Raytheon Merger. Refer to supplemental information in the tables on the following pages for additional information.
NM Not Meaningful

Raytheon Technologies Corporation
Condensed Consolidated Balance Sheet

	June 30, 2020	December 31, 2019
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$6,975	$4,937
Accounts receivable, net(2)	9,496	8,743
Contract assets(2)	9,943	4,462
Inventory, net	10,256	9,047
Assets related to discontinued operations(1)	135	31,823
Other assets, current	5,469	2,565
Total Current Assets	42,274	61,577
Customer financing assets	3,363	3,463
Future income tax benefits	732	884
Fixed assets, net	14,805	10,322
Operating lease right-of-use assets	2,102	1,252
Goodwill	53,269	36,609
Intangible assets, net	42,003	24,473
Other assets(2)	2,969	1,035
Total Assets	$161,517	$139,615

Liabilities, Redeemable Noncontrolling Interests and Equity
Short-term borrowings	$243	$2,293
Accounts payable	7,182	7,816
Accrued liabilities(2)	14,253	9,770
Contract liabilities(2)	11,997	9,014
Liabilities related to discontinued operations(1)	319	14,443
Long-term debt currently due	1,297	3,258
Total Current Liabilities	35,291	46,594
Long-term debt	31,210	37,701
Operating lease liabilities, non-current	1,723	1,093
Future pension and postretirement benefit obligations	14,972	2,487
Other long-term liabilities(2)	9,394	7,414
Total Liabilities	92,590	95,289
Redeemable noncontrolling interest	35	95
Shareowners’ Equity:
Common Stock	36,679	22,955
Treasury Stock	(10,398)	(32,626)
Retained earnings	49,744	61,594
Accumulated other comprehensive loss	(8,800)	(10,149)
Total Shareowners’ Equity	67,225	41,774
Noncontrolling interest	1,667	2,457
Total Equity	68,892	44,231
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$161,517	$139,615
As a result of the Separation Transactions, the Distributions and the Raytheon Merger, certain reclassifications have been made to the prior year amounts to conform to the current year presentation. These reclassifications include:
(1) the reclassification of the historical Otis and Carrier results to assets and liabilities related to discontinued operations
(2) the presentation of contract-related assets and liabilities as current based upon the duration of our operating cycle

Raytheon Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020	2019(1)	2020	2019(1)
Operating Activities:
Net income (loss) from continuing operations	$(3,820)	$1,228	$(3,328)	$1,989
Adjustments to reconcile net income (loss) from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,111	650	1,839	1,330
Deferred income tax provision	(274)	3	118	10
Stock compensation cost	72	69	135	118
Net periodic pension and other postretirement benefit	(93)	(125)	(223)	(244)
Goodwill impairment loss	3,183	—	3,183	—
Change in:
Accounts receivable	773	(146)	1,163	736
Contract assets	725	(255)	376	(573)
Inventory	(155)	(317)	(550)	(795)
Other current assets	28	21	(180)	(322)
Accounts payable and accrued liabilities	(2,007)	109	(1,395)	(218)
Contract liabilities	302	413	201	633
Global pension contributions	(34)	(33)	(42)	(37)
Canadian government settlement	—	—	—	(38)
Other operating activities, net	399	(121)	45	180
Net cash flows provided by operating activities from continuing operations	210	1,496	1,342	2,769
Investing Activities:
Capital expenditures	(458)	(384)	(783)	(678)
Dispositions of businesses	234	—	234	133
Cash acquired in Raytheon Merger	3,208	—	3,208	—
Increase in customer financing assets, net	(41)	(159)	(129)	(332)
Increase in collaboration intangible assets	(28)	(82)	(106)	(169)
Receipts (payments) from settlements of derivative contracts	238	(31)	(286)	61
Other investing activities, net	(57)	(58)	(82)	(118)
Net cash flows provided by (used in) investing activities from continuing operations	3,096	(714)	2,056	(1,103)
Financing Activities:
Issuance of long-term debt	1,984	3	1,984	2
Dividend from discontinued operations	—	—	17,207	—
Repayment of long-term debt	(1,228)	(9)	(15,038)	(13)
Decrease in short-term borrowings, net	(1,382)	(18)	(2,045)	(388)
Proceeds from Common Stock issued under employee stock plans	4	6	10	11
Dividends paid on Common Stock	(724)	(610)	(1,338)	(1,219)
Repurchase of Common Stock	—	(40)	(47)	(69)
Net transfers (to) from discontinued operations	(950)	168	(1,966)	682
Other financing activities, net	(76)	(11)	(99)	(73)
Net cash flows used in financing activities from continuing operations	(2,372)	(511)	(1,332)	(1,067)
Discontinued Operations:
Net cash (used in) provided by operating activities	(189)	614	(661)	841
Net cash used in investing activities	—	(109)	(241)	(114)
Net cash used in financing activities	(1,803)	(178)	(1,481)	(698)
Net cash flows (used in) provided by discontinued operations	(1,992)	327	(2,383)	29
Effect of foreign exchange rate changes on cash and cash equivalents	9	—	(10)	4
Effect of foreign exchange rate changes on cash and cash equivalents from discontinued operations	—	(25)	(76)	11
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,049)	573	(403)	643
Cash, cash equivalents and restricted cash, beginning of period	6,073	4,057	4,961	3,731
Cash, cash equivalents and restricted cash within assets related to discontinued operations, beginning of period	1,993	2,225	2,459	2,481
Cash, cash equivalents and restricted cash, end of period	7,017	6,855	7,017	6,855
Less: Restricted cash	42	18	42	18
Less: Cash, cash equivalents and restricted cash for discontinued operations	—	2,521	—	2,521
Cash and cash equivalents, end of period	$6,975	$4,316	$6,975	$4,316
(1)  As a result of the Separation Transactions, the Distributions and the Raytheon Merger, certain reclassifications have been made to the prior year amounts to conform to the current year presentation. These reclassifications include the reclassification of the historical Otis and Carrier results to discontinued operations and the reclassification of lease amortization within our presentation of cash flows.

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2020	2019	2020	2019
Collins Aerospace Systems
Net sales	$4,202	$6,576	$10,640	$13,089
Significant unfavorable contract adjustments(1)	(96)	—	(118)	—
Adjusted net sales	$4,298	$6,576	$10,758	$13,089

Operating profit (loss)	$(317)	$1,276	$929	$2,240
Restructuring	(151)	(17)	(157)	(56)
Significant unfavorable contract adjustments(1)	(122)	—	(144)	—
Bad debt expense driven by customer bankruptcies and collectability risk(1)	(89)	—	(99)	—
Foreign government wage subsidies(1)	24	—	24	—
Fixed asset impairment(1)	(3)	—	(3)	—
Loss on sale of business	—	—	—	(25)
Amortization of Rockwell Collins inventory fair value adjustment	—	—	—	(181)
Adjusted operating profit	$24	$1,293	$1,308	$2,502
Adjusted operating profit margin	0.6%	19.7%	12.2%	19.1%
Pratt & Whitney
Net sales	$3,487	$5,154	$8,840	$9,972
Favorable impact of a contract termination	—	—	22	—
Significant unfavorable contract adjustments(1)	(120)	—	(120)	—
Adjusted net sales	$3,607	$5,154	$8,938	$9,972

Operating profit (loss)	$(457)	$449	$18	$927
Restructuring	(107)	(3)	(107)	(17)
Bad debt expense driven by customer bankruptcies and collectability risk(1)	(148)	—	(210)	—
Significant unfavorable contract adjustments(1)	(110)	—	(110)	—
Foreign government wage subsidies(1)	59	—	59	—
Favorable impact of a contract termination	—	—	22	—
Adjusted operating profit	$(151)	$452	$364	$944
Adjusted operating profit margin	(4.2)%	8.8%	4.1%	9.5%
Raytheon Intelligence & Space
Net sales	$3,314	$—	$3,314	$—

Operating profit	$311	$—	$311	$—
Operating profit margin	9.4%	—%	9.4%	—%
Raytheon Missiles & Defense
Net sales	$3,590	$—	$3,590	$—

Operating profit	$397	$—	$397	$—
Operating profit margin	11.1%	—%	11.1%	—%
Corporate, Eliminations and other items
Net sales	$(532)	$(401)	$(963)	$(779)

Operating profit	$(305)	$(129)	$(460)	$(202)
Restructuring	(169)	(1)	(171)	(2)
Transaction and integration costs related to acquisition of Rockwell Collins, Inc.	—	(10)	—	(19)
Costs associated with the separation of the commercial businesses	(14)	—	(14)
Transaction expenses associated with the Raytheon Merger	(70)	(26)	(99)	(26)
Adjusted operating profit	$(52)	$(92)	$(176)	$(155)
Acquisition Accounting Adjustments(2)
Operating Profit	$(3,745)	$(210)	$(4,016)	$(437)
Intangible impairment(1)	(17)	—	(57)	—
Goodwill impairment(1)	(3,183)	—	(3,183)	—

Acquisition accounting adjustments	(545)	(210)	(776)	(437)
Adjusted operating profit	$—	$—	$—	$—
RTC Consolidated
Net sales	$14,061	$11,329	$25,421	$22,282
Significant unfavorable contract adjustments	(216)	—	(216)	—
Adjusted net sales	$14,277	$11,329	$25,637	$22,282

Operating profit	$(3,760)	$1,386	$(2,465)	$2,528
Restructuring	(427)	(21)	(435)	(75)
Acquisition accounting adjustments	(545)	(210)	(776)	(437)
Total significant non-recurring and non-operational items included in Operating Profit above	(3,673)	(36)	(3,814)	(251)
Consolidated adjusted operating profit	$885	$1,653	$2,560	$3,291
(1) For the three and six months ended June 30, 2020, included in other significant items in the table above is a net pre-tax charge of $3.6 billion related to the impact of the COVID-19 pandemic. This amount includes a $3.2 billion impairment of goodwill, $0.2 billion of charges related to customer bankruptcies and increased collectability risk, and $0.2 billion of charges related to significant unfavorable contract adjustments. Management has determined these items are directly attributable to the COVID-19 pandemic, incremental to similar costs incurred for reasons other than the pandemic, not expected to recur once the impact of the pandemic has subsided, and therefore not indicative of the Company’s ongoing operational performance.

(2) In conjunction with the Raytheon Merger, we have revised our definition of Adjusted operating profit, Adjusted net income, and Adjusted EPS to exclude the impact of Acquisition accounting adjustments along with restructuring costs and other significant items. Acquisition accounting adjustments include the amortization expense and impairment charges related to acquired intangible assets related to historical acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through historical acquisitions, and the amortization of customer contractual obligations related to loss making or below market contracts acquired. Management believes the revision to these non-GAAP measures is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance. All periods presented reflect the impact of this change

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Income (Loss) from Continuing Operations, Earnings Per Share, Weighted Average Diluted Shares Outstanding and Effective Tax Rate

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars and shares in millions - Income (Expense))	2020	2019	2020	2019
Income (loss) from continuing operations attributable to common shareowners	$(3,844)	$1,183	$(3,406)	$1,895
Total Restructuring Costs	(427)	(21)	(435)	(75)
Total Acquisition accounting adjustments	(545)	(210)	(776)	(437)
Total significant non-recurring and non-operational items included in Operating Profit	(3,673)	(36)	(3,814)	(251)
Significant non-recurring and non-operational items included in Non-service Pension
Pension curtailment	(25)	—	(25)	—
Significant non-recurring and non-operational items included in Interest Expense, Net
Interest on tax settlements	—	58	—	58
Deferred compensation	4	—	4	—
Tax effect of restructuring and significant non-recurring and non-operational items above	321	53	403	162
Significant non-recurring and non-operational items included in Income Tax Expense
Tax expenses associated with the Company's separation of Otis and Carrier	—	—	(415)	—
Tax settlements	—	264	—	264
Tax impact from business disposal	(22)	—	(22)	—
Tax impact related to debt exchange	(60)	—	(60)	—
Revaluation of certain international tax incentives	(46)	—	(46)	—
Revaluation of deferred taxes related to Raytheon merger and the Company's separation of Otis and Carrier	31	—	31	—
Less: Impact on net income attributable to common shareowners	(4,442)	108	(5,155)	(279)
Adjusted income (loss) from continuing operations attributable to common shareowners	$598	$1,075	$1,749	$2,174

Diluted (Loss) Earnings Per Share	$(2.56)	$1.37	$(2.78)	$2.20
Impact on Diluted (Loss) Earnings Per Share	(2.96)	0.13	(4.20)	(0.32)
Adjusted Diluted Earnings Per Share	$0.40	$1.24	$1.42	$2.52

Weighted Average Number of Shares Outstanding
Reported Diluted	1,501.3	863.7	1,225.4	862.3
Impact of dilutive shares(1)	2.4	—	4.9	—
Adjusted Diluted	1,503.7	863.7	1,230.3	862.3

Effective Tax Rate	1.0%	0.5%	(22.0)%	7.4%
Impact on Effective Tax Rate	22.0%	21.9%	43.2%	13.1%
Adjusted Effective Tax Rate	23.0%	22.4%	21.2%	20.5%
(1) The computation of reported diluted earnings per share excludes the effect of the potential exercise of stock awards, including stock appreciation rights and stock options, because their effect was antidilutive in the quarter ended and six months ended June 30, 2020 due to the reported loss from operations. On an adjusted basis, the Company reported income from continuing operations and the dilutive effect of such awards is included in the calculation of Adjusted Diluted Earnings Per Share.

Raytheon Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(dollars in millions)	2020	2019

Net cash flows provided by operating activities from continuing operations	$210	$1,496
Capital expenditures	(458)	(384)
Free cash flow	$(248)	$1,112

	Six Months Ended June 30,
	(Unaudited)
(dollars in millions)	2020	2019

Net cash flows provided by operating activities from continuing operations	$1,342	$2,769
Capital expenditures	(783)	(678)
Free cash flow	$559	$2,091

Raytheon Technologies Corporation
Legacy UTC Reported Segment Results

In conjunction with the Raytheon Merger, we revised our measurement of segment performance to reflect how management now reviews and evaluates operating performance. Under the new segment performance measurement, certain acquisition accounting adjustments are now excluded from segment results in order to better represent the ongoing operational performance of those segments. In addition, the majority of Corporate expenses are now allocated to the segments, excluding certain items that remain at Corporate because they are not included in management’s review of the segment results. The tables below summarize the historical results of our Pratt and Whitney and Collins Aerospace Systems segments reflecting the impact of these adjustments.

	2020	2019
Net Sales (dollars in millions)	Q1	Q1	Q2	Q3	Q4	FY
Pratt & Whitney	$5,353	$4,818	$5,154	$5,285	$5,645	$20,902
Collins Aerospace Systems	6,438	6,513	6,576	6,495	6,444	26,028
Total segments	11,791	11,331	11,730	11,780	12,089	46,930
Eliminations and other	(431)	(378)	(401)	(407)	(395)	(1,581)
Total net sales from continuing operations	$11,360	$10,953	$11,329	$11,373	$11,694	$45,349

	2020	2019
Operating Profit (dollars in millions)	Q1	Q1	Q2	Q3	Q4	FY
Pratt & Whitney	$475	$478	$449	$520	$354	$1,801
Collins Aerospace Systems	1,246	964	1,276	1,259	1,009	4,508
Total segments	1,721	1,442	1,725	1,779	1,363	6,309

Corporate expenses and other unallocated items	(25)	(27)	(42)	(46)	(25)	(140)
Eliminations and other	(130)	(46)	(87)	(83)	(151)	(367)
Acquisition accounting adjustments	(271)	(227)	(210)	(220)	(231)	(888)
Total operating profit from continuing operations	$1,295	$1,142	$1,386	$1,430	$956	$4,914

	2020	2019
Operating Profit Margin	Q1	Q1	Q2	Q3	Q4	FY
Pratt & Whitney	8.9%	9.9%	8.7%	9.8%	6.3%	8.6%
Collins Aerospace Systems	19.4%	14.8%	19.4%	19.4%	15.7%	17.3%
Total segments operating profit margin	14.6%	12.7%	14.7%	15.1%	11.3%	13.4%

Raytheon Technologies Corporation
Legacy UTC Reconciliation of Previously Reported to Reported Segment Results

(dollars in millions)	2020	2019
	Q1	Q1	Q2	Q3	Q4	FY
Pratt & Whitney
Net sales, as previously reported	$5,351	$4,817	$5,150	$5,283	$5,642	$20,892
Corporate expense allocation adjustment	2	1	4	2	3	10
Net sales, reported	$5,353	$4,818	$5,154	$5,285	$5,645	$20,902

Operating profit, as previously reported	$439	$433	$424	$471	$340	$1,668
Corporate expense allocation adjustment	(37)	(32)	(34)	(33)	(51)	(150)
Acquisition accounting adjustment	73	77	59	82	65	283
Operating profit, reported	$475	$478	$449	$520	$354	$1,801
Operating profit %, as previously reported	8.2%	9.0%	8.2%	8.9%	6.0%	8.0%
Operating profit %, reported	8.9%	9.9%	8.7%	9.8%	6.3%	8.6%

Collins Aerospace Systems
Net sales, reported	$6,438	$6,513	$6,576	$6,495	$6,444	$26,028
Operating profit, as previously reported	$1,092	$856	$1,172	$1,167	$905	$4,100
Corporate expense allocation adjustment	(44)	(42)	(47)	(46)	(62)	(197)
Acquisition accounting adjustment	198	150	151	138	166	605
Operating profit, reported	$1,246	$964	$1,276	$1,259	$1,009	$4,508
Operating profit %, as previously reported	17.0%	13.1%	17.8%	18.0%	14.0%	15.8%
Operating profit %, reported	19.4%	14.8%	19.4%	19.4%	15.7%	17.3%

	2020	2019
Total Segments	Q1	Q1	Q2	Q3	Q4	FY
Net sales, reported	$11,791	$11,331	$11,730	$11,780	$12,089	$46,930
Operating profit, reported	$1,721	$1,442	$1,725	$1,779	$1,363	$6,309
Operating profit %, reported	14.6%	12.7%	14.7%	15.1%	11.3%	13.4%

Corporate, Eliminations, and Other
Net sales, as previously reported	$(433)	$(384)	$(402)	$(411)	$(398)	$(1,595)
Adjustment for discontinued operations	2	6	6	6	6	24
Corporate Expense Allocation Adjustment	—	—	(5)	(2)	(3)	(10)
Net sales, reported	$(431)	$(378)	$(401)	$(407)	$(395)	$(1,581)

Operating Profit:
General corporate expenses, as previously reported	$(25)	$(101)	$(239)	$(232)	$(360)	$(932)
Corporate expense allocation adjustment	—	74	197	186	335	792
Corporate expenses and other unallocated items, reported	$(25)	$(27)	$(42)	$(46)	$(25)	$(140)

Eliminations and other, as previously reported	$(115)	$(98)	$(124)	$(113)	$(180)	$(515)
Adjustment for discontinued operations	228	52	153	137	251	593
Corporate expense allocation adjustment	(243)	—	(116)	(107)	(222)	(445)
Eliminations and other, reported	$(130)	$(46)	$(87)	$(83)	$(151)	$(367)

Acquisition Accounting Adjustments, reported	$(271)	$(227)	$(210)	$(220)	$(231)	$(888)

Continuing Operations, reported
Net sales, reported	$11,360	$10,953	$11,329	$11,373	$11,694	$45,349
Operating profit, reported	$1,295	$1,142	$1,386	$1,430	$956	$4,914
Operating profit %, reported	11.4%	10.4%	12.2%	12.6%	8.2%	10.8%

Raytheon Technologies Corporation
Legacy UTC Segment Results, Adjusted

	2020	2019
Net Sales, Adjusted (dollars in millions)	Q1	Q1	Q2	Q3	Q4	FY
Pratt & Whitney	$5,331	$4,818	$5,154	$5,285	$5,645	$20,902
Collins Aerospace Systems	6,460	6,513	6,576	6,495	6,444	26,028
Total segments	11,791	11,331	11,730	11,780	12,089	46,930
Eliminations and other	(431)	(378)	(401)	(407)	(395)	(1,581)
Total adjusted net sales from continuing operations	$11,360	$10,953	$11,329	$11,373	$11,694	$45,349

	2020	2019
Operating Profit, Adjusted (dollars in millions)	Q1	Q1	Q2	Q3	Q4	FY
Pratt & Whitney	$515	$492	$452	$520	$470	$1,934
Collins Aerospace Systems	1,284	1,209	1,293	1,286	1,061	4,849
Total segments	1,799	1,701	1,745	1,806	1,531	6,783
Corporate expenses and other unallocated items	(25)	(27)	(42)	(46)	(25)	(140)
Eliminations and other	(99)	(36)	(50)	(46)	(96)	(228)
Total adjusted operating profit from continuing operations	$1,675	$1,638	$1,653	$1,714	$1,410	$6,415

	2020	2019
Operating Profit Margin, Adjusted	Q1	Q1	Q2	Q3	Q4	FY
Pratt & Whitney	9.7%	10.2%	8.8%	9.8%	8.3%	9.3%
Collins Aerospace Systems	19.9%	18.6%	19.7%	19.8%	16.5%	18.6%
Total Segments Adjusted Operating Profit Margin	15.3%	15.0%	14.9%	15.3%	12.7%	14.5%

Raytheon Technologies Corporation
Legacy UTC Reconciliation of Reported (GAAP) to Adjusted (non GAAP) Segment Results

(dollars in millions)	2020	2019
	Q1	Q1	Q2	Q3	Q4	FY
Pratt & Whitney
Net sales	$5,353	$4,818	$5,154	$5,285	$5,645	$20,902
Favorable impact of a contract termination	22	—	—	—	—	—
Adjusted net sales	$5,331	$4,818	$5,154	$5,285	$5,645	$20,902

Operating profit, Recast	$475	$478	$449	$520	$354	$1,801
Restructuring	—	(14)	(3)	—	(116)	(133)
Bad debt expense driven by customer bankruptcies and collectability risk	(62)	—	—	—	—	—
Favorable impact of a contract termination	22	—	—	—	—	—
Adjusted operating profit	$515	$492	$452	$520	$470	$1,934
Adjusted operating profit margin	9.7%	10.2%	8.8%	9.8%	8.3%	9.3%

Collins Aerospace Systems
Net sales	$6,438	$6,513	$6,576	$6,495	$6,444	$26,028
Significant unfavorable adjustments to contract estimates	(22)	—	—	—	—	—
Adjusted net sales	$6,460	$6,513	$6,576	$6,495	$6,444	$26,028

Operating profit	$1,246	$964	$1,276	$1,259	$1,009	$4,508
Restructuring	(6)	(39)	(17)	(27)	(19)	(102)
Loss on sale of business	—	(25)	—	—	—	(25)
Amortization of Rockwell Collins inventory fair value adjustment	—	(181)	—	—	—	(181)
Costs associated with pension plan amendment	—	—	—	—	(33)	(33)
Bad debt expense driven by customer bankruptcies and collectability risk	(10)	—	—	—	—	—
Significant unfavorable adjustments to contract estimates	(22)	—	—	—	—	—
Adjusted operating profit	$1,284	$1,209	$1,293	$1,286	$1,061	$4,849
Adjusted operating profit margin	19.9%	18.6%	19.7%	19.8%	16.5%	18.6%

Corporate, Eliminations, and Other
Net sales	$(431)	$(378)	$(401)	$(407)	$(395)	$(1,581)

Eliminations and other
Operating profit	$(25)	$(27)	$(42)	$(46)	$(25)	$(140)
Adjusted operating profit	$(25)	$(27)	$(42)	$(46)	$(25)	$(140)

Corporate expenses and other unallocated items
Operating profit	$(130)	$(46)	$(87)	$(83)	$(151)	$(367)
Restructuring	(2)	(1)	(1)	(1)	(3)	(6)
Transaction and integration costs related to merger agreement with Rockwell Collins, Inc.	—	(9)	(10)	(11)	(10)	(40)
Transaction expenses associated with the Raytheon Merger	(29)	—	(26)	(25)	(32)	(83)
Costs associated with pension plan amendment	—	—	—	—	(10)	(10)
Adjusted operating profit	$(99)	$(36)	$(50)	$(46)	$(96)	$(228)

Total Adjusted net sales from continuing operations	$11,360	$10,953	$11,329	$11,373	$11,694	$45,349
Total Adjusted operating profit from continuing operations	$1,675	$1,638	$1,653	$1,714	$1,410	$6,415